UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12
THOMAS PROPERTIES GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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515 South Flower Street, Sixth Floor
Los Angeles, CA 90071

April 26 2011

Dear Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of Thomas Properties Group, Inc., which will be held on Wednesday, May 25, 2011, at 10:00 a.m. local time, at the California Club, 538 South Flower Street, Los Angeles, California. We look forward to greeting our stockholders able to attend.

This document includes the notice of the annual meeting and the proxy statement. The proxy statement describes the business to be conducted at the annual meeting and provides other information concerning our Company of which you should be aware when you vote your shares, whether in person or by proxy.

We are pleased to advise you that under the Securities and Exchange Commission rules we have also made our proxy materials available to our stockholders over the Internet. You may view the Company's proxy statement and Annual Report for the year ended December 31, 2010 online at www.envisionreports.com/tpgi. You may also vote your shares via the Internet or by telephone by following the instructions set forth on the enclosed proxy card.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. We urge you to vote and submit your proxy. If you decide to attend the annual meeting and vote in person, you may withdraw your proxy if you so desire.

On behalf of the Board of Directors and the employees of Thomas Properties Group, Inc., I would like to express my appreciation for your continued interest in the affairs of our Company.

Sincerely,

James A. Thomas
Chairman of the Board of Directors,
President and Chief Executive Officer

515 South Flower Street, Sixth Floor
Los Angeles, CA 90071

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON MAY 25, 2011

To The Stockholders of Thomas Properties Group, Inc.:

Notice is hereby given that the annual meeting of stockholders of Thomas Properties Group, Inc. (the “Company”) will be held on Wednesday, May 25, 2011, at 10:00 a.m. local time, at the California Club, 538 South Flower Street, Los Angeles, California, for the following purposes:

1.	To elect all seven director-nominees to the Board of Directors each for a one-year term expiring at the close of the Company's annual meeting of stockholders in 2012.

2.	To conduct an advisory vote on the compensation of the named executive officers.

3.	To conduct an advisory vote on the frequency of the future advisory vote on the compensation of the named executive officers.

4.	To ratify the audit committee's appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2011.

5.	To consider and act on such other business as may properly come before the meeting or any adjournments or postponements thereof.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors of the Company has fixed the close of business on April 18, 2011 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at the Company's principal executive offices, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, during the ten days preceding the meeting.

Whether or not you plan to attend our annual meeting, we urge you to vote and submit your proxy. If you attend our meeting, you may continue to have your shares voted as instructed on your proxy, or you may withdraw your proxy at the meeting and vote your shares in person. Any proxy may be revoked at any time prior to its exercise at our annual meeting.

Registered holders may authorize their proxies or vote:

●	By Internet: Go to www.envisionreports.com/tpgi;

●	By Toll-Free Telephone: You may call the number shown on your proxy; or

●	By Mail: You may mark, sign, date and promptly return the enclosed proxy in the postage-paid envelope.

 Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders to be held on May 25, 2011. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of our proxy materials, including a proxy card, as well as providing access to our proxy materials on a publicly accessible website. The Company's Proxy Statement and Annual Report for the fiscal year ended December 31, 2010 are available at our corporate website and may be accessed at www.envisionreports.com/tpgi.

By Order of the Board of Directors,

Diana M. Laing
Chief Financial Officer and Secretary

Los Angeles, California
April 26 2011

515 South Flower Street, Sixth Floor
Los Angeles, CA 90071

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of the stockholders of Thomas Properties Group, Inc. (the “Company”) to be held on Wednesday, May 25, 2011, beginning at 10:00 a.m., local time, at the California Club, 538 South Flower Street, Los Angeles, California. This proxy statement is being provided in connection with the solicitation of proxies by the Board of Directors for use at the 2011 annual meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about April 26 2011.

A copy of the Company's 2010 annual report on Form 10-K is included in the envelope with this proxy statement.

About The Meeting

 What is the purpose of the annual meeting?

At the Company's annual meeting, the stockholders will act upon the matters described in the accompanying notice of annual meeting of stockholders. These matters include the following:

●	the election of the seven director-nominees to the Board of Directors each for a one-year term expiring at the close of the Company's annual meeting of stockholders in 2012;

●	an advisory (non-binding) vote on the compensation of the named executive officers as disclosed in this proxy statement in accordance with Securities and Exchange Commission ("SEC") rules;

●	an advisory (non-binding) vote on the frequency of future advisory votes on the compensation of the named executive officers;

●	to ratify the audit committee's appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2011; and

●	to consider and act on such other business as may properly come before the meeting or adjournments or postponement thereof.

In addition, the Company's management will report on the performance of the Company during the 2010 fiscal year and respond to questions from stockholders.

 Who is entitled to vote?

Only holders of record of our outstanding common stock and limited voting stock at the close of business on the record date, April 18, 2011, are entitled to receive notice of and to vote at the meeting and at any postponement or adjournment of the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at the Company's principal executive offices, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, during the ten days preceding the meeting.

How many votes do I get?

Each share of common stock and limited voting stock entitles the holder to one vote per share with respect to all matters on which the holders of such shares are entitled to vote. Holders of common stock are entitled to vote on all matters to be voted on by the stockholders. Holders of limited voting stock are entitled to vote only on the election of directors, certain extraordinary matters including a merger or sale of our Company, and amendments to our certificate of incorporation.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You may obtain directions to the California Club by calling the club at (213) 622-1391 or visiting its Internet site at http://www.californiaclub.org/contact/location.aspx.

 What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of shares of the Company stock entitled to cast at least a majority of the votes of the outstanding stock entitled to vote on a particular matter will constitute a quorum entitled to take action with respect to that matter. Abstentions and broker “non-votes” are each counted for purposes of determining the presence or absence of a quorum. As of April 18, 2011, the record date for the annual meeting, 37,094,995 shares of common stock of the Company were outstanding and eligible to vote and 12,313,331 shares of limited voting stock were outstanding and eligible to vote.

 What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. For purposes of calculating votes in the election of directors, broker non-votes and abstentions will not be counted as votes and will not affect the results of the vote. The only proposal scheduled for a vote at the annual meeting for which a nominee may exercise discretionary voting power is Proposal 4, the ratification of the Company's independent auditors. Proposal 4 will require the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against Proposal 4 and broker non-votes will not be counted as votes cast and will have no effect on the result of the votes.

 How do I vote?

If you are a record holder of your stock, you may vote by submitting your proxy by telephone or Internet or through the mail.

Internet and telephone voting

To vote by the Internet or the telephone, follow the respective instructions set forth on the enclosed proxy card for Internet or telephone voting.

Vote by mail

Sign and date each proxy card you receive and return it in the prepaid envelope.

All shares of stock entitled to vote at the annual meeting that are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in accordance with the Board's recommendations. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the Board's recommendations.

 What are the Board's recommendations?

The Board's recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of each of the director-nominees as described under Proposal 1;

●	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company's named executive officers under Proposal 2;

●	FOR EVERY THREE YEARS, on an advisory (non-binding) basis, as the frequency for future advisory votes on the compensation of the Company's named executive officers under Proposal 3; and

●
FOR the proposal of the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company's independent certified accountants for the fiscal year ending December 31, 2011 as set forth in Proposal 4.

 With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

 May I change my vote after I return my proxy card or vote by Internet or telephone?

Yes. Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by:

●	delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company;

●	if you voted by Internet or telephone, visiting the Internet voting site or calling the telephone number again and changing your vote, up to 1:00 a.m., Eastern Daylight Time, on May 25, 2011; or

●	attending the annual meeting and voting in person.
   Who will count the vote?

Computershare Trust Company, N.A., our stock registrar and independent stock transfer agent, will count the votes. A representative of the Company will act as the inspector of election.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of stock of the Company.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign, date and return all proxy cards. We encourage you to have all accounts registered in the same name and address whenever possible.

How are proxies solicited?

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. In the event we should determine it is necessary in order to ensure a quorum at the meeting, we may engage an outside proxy solicitation firm to assist us, and would expect to pay customary fees for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so.

This solicitation is being made by the Company and the entire cost of the solicitation will be borne by the Company.

When are stockholder proposals for the 2012 annual meeting of stockholders due?

To be considered for inclusion in the Company's proxy statement for the 2012 annual stockholders meeting, Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholder proposals must be received at the Company's offices no later than December 28, 2011. Proposals must be in compliance with Rule 14a-8 under the Exchange Act and the Company's bylaws, and must be submitted in writing, delivered or mailed to the Company's Secretary.

In addition, the Company's bylaws require that if a stockholder desires to introduce a stockholder proposal or nominate a director candidate from the floor of the 2012 annual meeting of the stockholders without inclusion in the proxy statement for such meeting, such proposal or nomination must be submitted in writing to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary date of the mailing of its proxy materials with regard to the 2011 annual meeting of the stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to the 2012 annual stockholders meeting (which has not yet been set) and not later than the close of business on the later of (i) the 60th day prior to the 2012 annual stockholders meeting or (ii) the 10th day following public announcement of the 2012 annual stockholders meeting.

Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the Board of Directors, non-management directors or specific directors may do so by writing the Board of Directors, c/o Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, Attn: Secretary. The mailing envelope should also clearly indicate whether the communication is intended for the Board of Directors, the non-management directors or a specific director.

Does the Company have a Code of Ethics?

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer and the principal financial officer. The Code of Business Conduct and Ethics is available on the Company's website at www.tpgre.com.

What is the security ownership of management?

The table set forth on page 10 provides information with respect to the beneficial ownership of the Company's securities by management.

Proposal 1: Proposal to Elect Members to the Board of Directors

What are we asking you to approve?

Under the Company's bylaws, each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies, or until such director's earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the term and until such director's successor is duly elected and qualifies, or until such director's earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the annual meeting, which means the seven director-nominees who receive the largest number of properly cast votes will be elected as directors. Each share of common stock and limited voting stock is entitled to one vote for each of the seven director-nominees. Under applicable Delaware law, in determining whether each director-nominee has received the requisite number of votes, abstentions and broker non-votes will not be counted. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the director-nominees named below unless authorization to do so is withheld. If any director-nominee should become unavailable for election prior to the annual meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute director-nominee or director-nominees proposed by the Board.

Mr. James A. Thomas, Mr. R. Bruce Andrews, Mr. Edward D. Fox, Mr. John L. Goolsby, Mr. Winston H. Hickox, Mr. Randall L. Scott and Mr. John R. Sischo are all of our nominees for election to the Board. Each such director-nominee is currently serving as a director and has consented to be named in this proxy statement and to serve as a director if elected, and management has no reason to believe that any director-nominee will be unable to serve. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals. Each of the director-nominees would serve until his or her successor is elected and qualifies, or until such director's earlier death, resignation or removal. If elected at the annual meeting, Messrs. Thomas, Andrews, Fox, Goolsby, Hickox, Scott and Sischo would each serve until the close of the Company's 2012 annual meeting.

What does the Board of Directors recommend with respect to Proposal 1?

The Board recommends a vote FOR each of the nominees.

Nominees For Director For a One-Year Term Expiring in 2012

The name and age of each director-nominee is set forth below:

Name	Age
James A. Thomas	74
R. Bruce Andrews	70
Edward D. Fox	63
John L. Goolsby	69
Winston H. Hickox	68
Randall L. Scott	55
John R. Sischo	54

The following is a biographical summary of the experience, qualifications, attributes and skills that led our Board to the conclusion that each individual should be nominated to serve as a member of our Board of Directors:

James A. Thomas serves as our Chairman of the Board, President and Chief Executive Officer. Mr. Thomas has served on our Board of Directors since the Company was organized in March 2004. Mr. Thomas founded our predecessor group of entities, and served as the Chairman of the Board and Chief Executive Officer of our predecessor group of entities from 1996 to the commencement of our operations in October 2004. Prior to founding our predecessor group of entities, Mr. Thomas served as a co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company from 1983 to 1996. In 1996, Maguire Thomas Partners was divided into two companies with Mr. Thomas forming our predecessor group of entities with other key members of the former executive management at Maguire Thomas Partners. Mr. Thomas also served as Chief Executive Officer and principal owner of the Sacramento Kings National Basketball Association team and the ARCO Arena from 1992 until 1999. He is a member of the Real Estate Roundtable and the National Association of Real Estate Investment

Trusts (NAREIT). Mr. Thomas is a current member and a former Chairman of the board of directors of Town Hall Los Angeles, and serves on the board of directors of the SOS Coral Trees, Los Angeles Chamber of Commerce, Center Theatre Group, and the National Advisory Council of the Cleveland Marshall School of Law. He serves on the board of trustees of the Ralph M. Parsons Foundation and I Have a Dream Foundation in Los Angeles, Baldwin Wallace College in Cleveland, and St. John's Health Center Foundation in Santa Monica, California. Mr. Thomas also serves on the board of governors of the Music Center of Los Angeles County. He is a member of the Chairman's Council of the Weingart Center Association, and the Colonial Williamsburg National Council. Additionally, Mr. Thomas is the Founder and Chairman of Fixing Angelenos Stuck in Traffic (F.A.S.T.). Mr. Thomas received his Bachelor of Arts degree in economics and political science with honors from Baldwin Wallace College in 1959. He graduated magna cum laude with a juris doctorate degree in 1963 from Cleveland Marshall Law School.

Our Board values Mr. Thomas' strategic vision. His knowledge of our Company and the real estate industry, as well as his extensive business relationships with investors, tenants, financial institutions and peer companies, provide our Board with critical information necessary to oversee and direct the management of our Company. As founder, Chairman and CEO, his role and experiences at our Company and within our industry give him unique insights into our Company's opportunities, operations and challenges.

R. Bruce Andrews has been a member of our Board of Directors since October 2004. Until his retirement in April 2004, Mr. Andrews served as the President and Chief Executive Officer of Nationwide Health Properties, Inc., a real estate investment trust, which position he had held since September 1989. Mr. Andrews' previous experience includes serving in various capacities including Chief Financial Officer, Chief Operating Officer and Director of American Medical International. He began his career as an auditor with Arthur Andersen and Company. Mr. Andrews currently serves on the board of directors for Nationwide Health Properties, Inc. Mr. Andrews graduated from Arizona State University with a Bachelor of Science degree in accounting.

Our Board believes that Mr. Andrews' extensive financial and executive leadership roles provide our Board with an important perspective in terms of the management and operation of our Company. His experience includes substantive public company and REIT experience, which enhances his understanding of the issues facing our Company and industry. Based upon his financial expertise, Mr. Andrews serves as the chairperson of our audit committee and has been designated by our Board as an audit committee financial expert.

Edward D. Fox has been a member of our Board of Directors since October 2004. Since January 2003, Mr. Fox has served as Chairman and Chief Executive Officer of Vantage Property Investors, LLC, a private real estate investment and development company. Prior to 2003, Mr. Fox was Chairman and Chief Executive Officer of Center Trust, a real estate investment trust, from 1998 to January 2003 when Center Trust was acquired by Pan Pacific Retail Properties. Mr. Fox co-founded and served as the Chairman of CommonWealth Partners, a fully integrated real estate operating company, from 1995 through October 2003. Prior to forming CommonWealth Partners, Mr. Fox was a senior partner with Maguire Thomas Partners. A certified public accountant, Mr. Fox started his career in public accounting specializing in real estate transactions. Mr. Fox serves on the Dean's advisory council for the USC School of Architecture and the board of directors of the Orthopaedic Hospital Foundation and the Los Angeles Boy Scouts. He is a member of the International Council of Shopping Centers, Urban Land Institute and the American Institute of Certified Public Accountants. He received a bachelor's degree in accounting and a master's degree in business, both with honors, from the University of Southern California.

Our Board believes that Mr. Fox's real estate investment and operating experience as well as his background as a certified public accountant gives him a broad understanding of the operational, financial and strategic issues facing our Company. By virtue of his extensive experience, he brings to our Board valuable knowledge in the areas of acquisitions, development, management and finance.

John L. Goolsby has been a member of the Board of Directors since May 2006. He is a private investor and from 1988 until his retirement in 1998, he served as the President and Chief Executive Officer of The Howard Hughes Corporation, a real estate development company. He currently serves as a director of Tejon Ranch Company. Mr. Goolsby formerly served as a director of America West Airlines from 1994 until 2005, and Sierra Pacific Resources and its predecessor, Nevada Power Company, from 1989 until 2001. He served as a trustee of the Donald W. Reynolds Foundation from 1994 until 2005. Mr. Goolsby received a B.B.A. from the University of Texas at Arlington and is a certified public accountant in Texas.

As the former CEO of a real estate development company, Mr. Goolsby has a broad understanding of the operational, financial and strategic issues facing our Company. He brings management experience, financial knowledge and business acumen to our Board. His service on various boards makes him a valuable contributor to our Board.

Winston H. Hickox has been a member of our Board of Directors since October 2004. Since September 2006 he has been a partner in the government affairs consulting firm California Strategies, LLC. From June 2004 to July 2006, he was a

Senior Portfolio Manager for the California Public Employees Retirement System, responsible for the design and implementation of several environmental investment initiatives. From January 1999 to November 2003, Mr. Hickox served as Secretary of the California Environmental Protection Agency, where he was responsible for a broad range of programs created to protect California's environmental and human health. From December 1994 to May 1998, Mr. Hickox was a Partner and Managing Director with LaSalle Advisors, Ltd. Prior to joining LaSalle Advisors, Ltd., Mr. Hickox was a Managing Director with Alex, Brown Kleinwort Benson Realty Advisors Corp.  From April 1997 to January 1999, Mr. Hickox served as an alternate Commissioner on the California Coastal Commission. He was President of the California League of Conservation Voters from 1990 to 1994. He is currently a member of the board of Cadiz, Inc. and the Sacramento County Employees' Retirement System. Mr. Hickox is a graduate of the California State University at Sacramento with a bachelor of science degree in business administration, and obtained a master of business administration degree in 1972 from Golden Gate University.

Our Board values Mr. Hickox's extensive business experience and knowledge gained from his positions as both a senior portfolio manager for a large public pension fund and as Secretary of the California Environmental Protection Agency. His perspective not only supplements the experiences of our other directors but also provides a different and informative viewpoint to Board matters.

Randall L. Scott serves us as an Executive Vice President and Director. Mr. Scott has been a member of our Board of Directors since April 2004. Mr. Scott directed asset management operations nationally and East Coast development activity for our predecessor group of entities from its inception in 1996 until the commencement of our operations in October 2004. Prior to the formation of our predecessor group of entities, Mr. Scott was with Maguire Thomas Partners from 1986 to August 1996. As a senior executive at Maguire Thomas Partners, Mr. Scott worked on several large-scale development projects, including One Commerce Square in Philadelphia and The Gas Company Tower in Los Angeles. Mr. Scott was also on the pre-development team for the CalEPA project in Sacramento and served in a general business development capacity. Mr. Scott is currently involved in various civic and professional organizations and serves on the board of directors of the Center City District, a Philadelphia non-profit special services organization and the board of trustees of Magee Rehabilitation Hospital, a Philadelphia-based specialty hospital providing medical rehabilitation services to people with physical disabilities. Mr. Scott holds a bachelor's degree in business administration from Butler University in Indianapolis.

As Executive Vice President responsible for asset management operations and East Coast development activity, Mr. Scott provides our Board with important information about the overall conduct of our Company's business. His day-to-day leadership role provides our Board with valuable knowledge of our operations, plans and direction.

John R. Sischo serves us as Co-Chief Operating Officer. Mr. Sischo has been a member of our Board of Directors since April 2004. Mr. Sischo leads the company's acquisition, investment and finance efforts in addition to managing investor relationships which include major pension funds and financial institutions. He has led the firm's effort in the acquisition of approximately $3.8 billion of operating properties and built the company's investment management platform, through the financing of new and existing operating and development properties and fund investment programs, which has resulted in the creation of investment vehicles totaling approximately $1.0 billion of equity capital. Mr. Sischo joined Thomas Properties Group in 1998 as Chief Financial Officer after eight years leading Bankers Trust's real estate practice in Los Angeles. He has executed over $10 billion in real estate transactions both public and private during his 24 year career. He started his real estate banking career with Merrill Lynch Capital Markets and then moved to Security Pacific Corporation. Mr. Sischo received a bachelor's degree in political science from the University of California at Los Angeles.

As Co-Chief Operating Officer, Mr. Sischo provides our Board with important information about strategic investment planning, capital markets, and acquisition and disposition matters. His knowledge of market opportunities and financing alternatives assists our Board in reviewing our business strategies.

Proposal 2: Advisory (Non-Binding) Vote on Compensation of Named Executive Officers

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote at the annual meeting to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in the Proxy Statement in accordance with the Securities and Exchange Commission's rules (“Say-on-Pay”).

Although the vote is non-binding, our Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

We are asking our stockholders to provide advisory approval of the compensation of the named executive officers as such compensation is described in the Compensation Discussion and Analysis section and the tabular and related narrative disclosure regarding such compensation, beginning on page 15. The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. We urge our stockholders to review the “Compensation Discussion and Analysis” section of the Proxy Statement and executive-related compensation tables for more information.

The Board believes that the information provided within the “Compensation Discussion and Analysis” section of the Proxy Statement demonstrates that the Company's executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests and support long-term value creation. The following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the Proxy Statement.”

What does the Board of Directors recommend with respect to Proposal 2?

The Board recommends a vote FOR approval of the compensation of the Company's named executive officers.

What vote is required for this proposal?

The affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or represented by proxy and entitled to vote on this Proposal 2 is required to approve this Proposal 2. Under Delaware law, in determining whether this Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against this proposal and broker non-votes will not be counted for purposes of this proposal.

Proposal 3: Advisory (Non-Binding) Vote On The Frequency of Future Advisory Votes on Compensation of Named Executive Officers

The Dodd-Frank Act also enables stockholders to indicate how frequently they believe the Company should seek future advisory Say-on-Pay advisory votes (the “Say-on-Frequency”). Accordingly, the Company is seeking an advisory, non-binding determination from our stockholders as to the frequency with which we should present future Say-on-Pay advisory votes to our stockholders. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of three years, or a triennial vote.

•
Our executive compensation programs are designed to support long-term value creation. A triennial vote will allow stockholders to better judge our compensation programs in relation to our long-term performance.

•
A triennial vote will provide our compensation committee and our Board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation programs that may be appropriate in light of the vote.

•	A triennial vote will allow for any changes to our executive compensation programs to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

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We have in the past been, and will in the future continue to be, engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.

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Triennial say-on-pay votes will improve the ability of institutional stockholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of stockholders, and is less burdensome to such stockholders than a more frequent vote.

As a stockholder, you have the choice to vote for one of the following choices, as indicated on the proxy card: to hold the Say-on-Frequency advisory vote on executive compensation every year, every two years or every three years, or you may abstain from voting.

The Board values constructive dialogue on executive compensation and other important governance topics with our stockholders. The Board believes an advisory vote every three years will provide an effective way to obtain information on stockholder sentiment about our executive compensation program by allowing adequate time for the Company to respond to stockholders' feedback and engage with stockholders to understand and respond to the vote results.

While the Say-on-Frequency advisory vote is advisory in nature and therefore will not bind us to adopt any particular frequency, the Board intends to carefully consider the stockholder vote resulting from the proposal in determining how frequently we will hold future Say-on-Pay advisory votes.

What does the Board of Directors recommend with respect to Proposal 3?

The Board recommends a vote FOR EVERY THREE YEARS as the frequency for future advisory votes to approve the compensation of the named executive officers.

What vote is required for this proposal?

The option of one year, two years or three years that receives a majority of our outstanding shares of common stock present in person or represented by proxy and entitled to vote on this Proposal 3 shall be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. Under Delaware law, in determining whether any option under Proposal 3 has received the requisite number of votes, abstentions will be counted and have the same effect as a vote against each option and broker non-votes will not be counted for purposes of this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders.

SECURITIES OWNERSHIP OF MANAGEMENT

The table set forth below provides information with respect to beneficial ownership of securities of our Company and, with respect to management, units in our operating partnership, as of April 18, 2011 by (a) each director of the Company, (b) each of the executive officers of the Company listed in the Summary Compensation Table, and (c) all directors and executive officers of the Company as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to the Company by them in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the individuals named in the table is: c/o Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071.

The ownership percentage in the following table is based on 37,094,995 shares of our common stock and 12,313,331 shares of our limited voting stock outstanding as of April 18, 2011, and 12,313,331 operating partnership units redeemable for cash or, at our option, for common stock. Beneficial ownership of common stock and limited voting stock is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Shares of Common Stock		Percentage of Common Stock(1)	Operating Partnership Units(2)		Percentage of Common Stock and Units(3)	Limited Voting Stock(4)	Percentage of Limited Voting Stock
James A. Thomas	3,130,146	(5)	8.4%	12,313,331	(6)	31.3%	12,313,331	100.0%
R. Bruce Andrews	39,296		*	—		*	—	—%
Edward D. Fox	45,296		*	—		*	—	—%
John L. Goolsby	30,301		*	—		*	—	—%
Winston H. Hickox	13,462		*	—		*	—	—%
Diana M. Laing (7)	154,445		*	—		*	—	—%
Thomas S. Ricci (7)	424,379		1.1%	—		*	—	—%
Paul S. Rutter	9,560		*	—		*	—	—%
Randall L. Scott (7)	576,668		1.6%	—		*	—	—%
John R. Sischo (7)	394,342		1.1%	—		*	—	—%
All directors and executive officers as a group (10 persons)	4,817,895		13.0%	12,313,331		34.7%	12,313,331	100.0%
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* Represents ownership of less than 1%
(1) Assumes 37,094,995 shares of our common stock are outstanding. The total number of shares of common stock outstanding used in calculating this percentage excludes (a) units in our operating partnership redeemable for cash or, at our option, common stock and (b) incentive units issued under our 2004 Equity Incentive Plan ("Incentive Plan").
(2) Units are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis. Each operating partnership unit issued in our formation transactions is paired with a share of limited voting stock. Mr. Thomas controls the voting of these shares. Upon redemption of the units for cash or shares of our common stock, each share of limited voting stock paired with the unit will be automatically canceled.
(3) Assumes a total of 37,094,995 shares of common stock and 12,313,331 units are outstanding as of April 18, 2011, comprised of shares of common stock and units in our operating partnership (other than incentive units issued under our Incentive Plan).
(4) Mr. Thomas controls each of the entities that hold shares of limited voting stock and hence he controls the voting of these shares.
(5) Includes 263,889 shares of restricted stock granted under our Incentive Plan of which 150,000 have vested, 50,000 shares will vest on January 1, 2012; and 63,889 shares of restricted stock will vest over the next two years, half of which are performance vested shares and half of which are discretionary vested shares. Also includes 100 shares owned directly by Mr. Thomas and 2,859,598 shares held in trusts for the benefit of immediate family members of Mr. Thomas, who is trustee of each trust. Mr. Thomas disclaims beneficial ownership of 6,559 of such shares.
(6) Each unit is held by an entity controlled directly or indirectly by Mr. Thomas.

(7) Of the ownership of common stock stated for Messrs. Ricci, Scott and Sischo, each includes 66,000 shares of restricted stock that are unvested and will vest over the next three years. Of the ownership of common stock stated for Ms. Laing, 48,000 shares of restricted stock are unvested and will vest over the next three years. Also includes 24,378, 31,667, and 31,667, restricted stock shares held by Messrs. Ricci, Scott and Sischo, respectively, that will vest over the next two years. In all cases, 50% of the unvested shares are performance vested shares and 50% of the shares are discretionary vested shares.

SECURITIES OWNERSHIP OF CERTAIN OWNERS

The table set forth below provides information with respect to persons known by us to be the beneficial owners of more than 5% of the outstanding shares of the Company's common stock as of April 18, 2011. The dates applicable to the shares beneficially owned are set forth in the footnotes below. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Beneficial Owner	Shares Beneficially Owned	Percent of Class
Third Avenue Management LLC(1) 622 Third Avenue, 32nd Floor New York, NY 10017	7,638,579	20.7%
Teachers Advisors, Inc. (2) TIAA-CREF Investment Management, LLC 730 Third Avenue New York, NY 10017	5,214,937	14.1%
BlackRock, Inc (3) 40 East 52nd Street New York, NY 10022	2,088,616	5.7%
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(1) Third Avenue Management LLC reported in its Schedule 13G dated and filed with the SEC on February 14, 2011 that it had sole voting power and sole dispositive power of 7,638,579 shares.
(2) Teachers Advisors, Inc. and TIAA-CREF Investment Management, LLC reported in its Schedule 13G/A dated and filed with the SEC on February 11, 2011, that it had sole voting power and sole dispositive power of 4,293,414 and 921,523 shares, respectively, and that its affiliated entity TIAA-CREF Funds Real Estate Securities Fund had shared voting power and shared dispositive power with respect to 3,850,000 of these shares.
(3) BlackRock, Inc. reported in its Schedule 13G dated January 21, 2011 and filed with the SEC on February 9, 2011 that it had sole voting power and sole dispositive power of 2,088,616 shares.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors is elected by the stockholders to oversee the management of our business. The Board of Directors is composed of seven members of which a majority are independent directors under the requirements set forth in the NASDAQ rules and under applicable law.

Meetings of the Board of Directors

The Board of Directors of the Company met nine times during the year ended December 31, 2010. Each director attended 100% of the total number of meetings of the Board of Directors and 100% of the total number of meetings of each committee on which he served during 2010, except one director who attended 89% of the total number of Audit Committee meetings.

Attendance at Annual Meetings

The Company does not have a policy regarding director attendance at annual meetings of the Company stockholders. However, four of the directors attended the 2010 annual meeting of the Company's stockholders.

Director Independence

For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with the Company or its executive officers and that the requirements set forth in the NASDAQ rules and under applicable law are met. The nominating and corporate governance committee and our Board of Directors have determined that the following four directors do not have any direct or indirect material relationship with the Company or its executive officers and, therefore, each is an independent director: Messrs. Andrews, Fox, Goolsby and Hickox. Messrs. Thomas, Scott and Sischo are not independent based on their present service to our Company, Mr. Thomas as our President and Chief Executive Officer, Mr. Sischo as our Co-Chief Operating Officer, and Mr. Scott as Executive Vice President of our Company. In making their independence determinations, the nominating and corporate governance committee and our Board of Directors each year reviews any transactions and relationships between the director, or any member of his or her immediate family, based on information provided by the director, company records and publicly available information during the year. Specifically, the nominating and corporate governance committee and our Board of Directors will consider the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our Company and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% shareholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our Company and any other public company for which the non-employee director serves as a director. During 2010, there were no relationships or transactions in these categories reviewed by the nominating and corporate governance committee, nor were there any other similar relationships or transactions the nominating and corporate governance committee considered.

Committees of the Board of Directors and Committee Meetings

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee. The audit committee currently consists of R. Bruce Andrews (Chair), Edward D. Fox, John L. Goolsby and Winston H. Hickox. The audit committee helps to ensure the integrity of our financial statements and financial reporting process, and the qualifications, independence and performance of our independent auditors. The audit committee's responsibilities include the following:

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establishing, monitoring and assessing our compliance with legal and regulatory requirements regarding our financial reporting processes and related internal control functions, including performance of our internal audit function;

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overseeing the engagement of, and audit performed by, our independent public accountants, including the independence and qualifications of our outside auditors who report directly to the audit committee;

•	reviewing our annual financial statements and the scope of our annual audit;

•	overseeing each annual audit and quarterly review; and

•	preparing the audit committee report to be included in our annual proxy statement.

The audit committee held nine meetings during the year ended December 31, 2010.

The Board of Directors has determined that R. Bruce Andrews, Chairman of the audit committee, qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), and possesses “accounting or related financial management expertise” within the meaning of all applicable laws and regulations. In addition, the Board has determined that all members of the audit committee are financially literate and independent within the meaning of SEC rules and regulations and the listing standards for the NASDAQ Global Market.

The audit committee exercises its powers in accordance with the delegated duties and functions set forth in its charter, which charter is attached as Appendix A to this proxy statement and may also be found on the Company's website at www.tpgre.com.

Compensation Committee. The compensation committee currently consists of Winston H. Hickox (Chair), R. Bruce Andrews and Edward D. Fox. The committee helps evaluate and approve the officer and executive compensation plans, policies and programs of the Company. The committee exercises its powers in accordance with the delegated duties and functions set forth in its charter, which charter may be found on our website at www.tpgre.com. The committee's responsibilities include the following:

•	establishing guidelines and standards regarding our compensation practices and philosophy;

•	determining the compensation and benefits of our executive officers;

•	evaluating the performance of our executive officers;

•	administering and making recommendations to our Board of Directors regarding our stock incentive and other equity-based compensation plans; and

•	reviewing and approving our compensation discussion and analysis for inclusion in this proxy statement.

The compensation committee develops compensation policies and implements compensation programs, makes recommendations annually concerning salaries and incentive compensation, awards stock options and restricted stock to officers and employees under our equity incentive plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. Compensation for our named executive officers (“NEOs”) each year is usually determined prior to the end of the first quarter of the relevant year. When determining annual compensation levels and targets, the compensation committee reviews and approves individual goals and objectives for the current year, reviews corporate goals, evaluates individual performance in light of the goals and objectives established for the prior year, considers competitive market data and establishes compensation based on these factors. The values of each component of total direct compensation (base salary, target annual cash bonus and equity awards) for the current year, as well as total annual compensation for the prior year (including equity holdings and vested benefits) are all considered collectively by our compensation committee as part of this process.

The compensation committee held five meetings during the year ended December 31, 2010.

The compensation committee has a charter, which may be found on the Company's website at www.tpgre.com. The Board has determined that the members of the compensation committee are independent. None of the members of our compensation committee is or has been employed by us in the past. None of our executive officers currently serves, or in the past three years has served, as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee currently consists of Edward D. Fox (Chair), Winston H. Hickox and John L. Goolsby. The nominating and corporate governance committee's responsibilities include:

•	developing, recommending and monitoring our compliance with corporate governance principles, including requirements of state and federal law and the rules and regulations of the NASDAQ Global Market;

•	overseeing compliance with our code of ethics;

•	adopting and overseeing policies with respect to conflicts of interest;

•	establishing criteria for prospective members of our Board of Directors and conducting candidate searches and interviews;

•	periodically evaluating the appropriate size and composition of our Board of Directors and recommending, as appropriate, changes in our Board of Directors; and

•	proposing the slate of directors to be elected at each annual meeting of our stockholders.

The nominating and corporate governance committee held one meeting during the year ended December 31, 2010.

The nominating and corporate governance committee has a charter, which may be found on the Company's website at www.tpgre.com. The Board has determined that the members of the nominating and corporate governance committee are independent, in accordance with the listing standards for the NASDAQ Global Market.

In considering annually nominees for election as a director, the nominating and corporate governance committee considers a number of factors including, but not limited to, the following:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community, real estate industry and otherwise;

•	current knowledge and relationships in the markets and regions in which the Company does business and in the Company's industry and other industries relevant to the Company's business;

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the skills and personality of the nominee and how the committee perceives the nominee will be a fit with existing directors and other nominees in maintaining a Board of Directors that is collegial and responsive to the needs of the

Company and its stockholders;

•	the ability and willingness to represent the best interests of all of the Company's stockholders;

•	increasing the diversity of viewpoints, background and experience in addition to those of existing directors and other nominees; and

•	whether the nominee would meet the independence criteria of the requirements of the NASDAQ Global Market applicable to the Company and the rules promulgated by the Securities and Exchange Commission.

The nominating and corporate governance committee will also consider suggestions regarding candidates for election to the Board of Directors submitted by stockholders in writing to the Company's Secretary. Stockholders' recommendations for nominees to the Board of Directors will be considered by the committee provided such nominations are made in accordance with the Company's Policy Regarding Stockholder Recommended Director Candidates. The Company's Policy Regarding Stockholder Recommended Director Candidates requires that such notices meet certain requirements, including the following:

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the notice by a stockholder will be timely if it is received by the committee not later than 120 calendar days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders.

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the name of the stockholder recommending the director candidate for consideration, the name of the director candidate, and the written consent of the stockholder and the director candidate to be publicly identified;

•	a written statement by the director candidate agreeing to be named in the Company's proxy materials and serve as a member of the Company's Board of Directors if nominated and elected;

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a written statement by the stockholder and the director candidate agreeing to make available to the committee all information reasonably requested in connection with the committee's consideration of the director candidate and that would be required to be disclosed in a proxy statement; and

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the stockholder's notice must be signed by the stockholder recommending the director candidate for consideration. The notice must be sent to the following address: Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, California 90071, Attn: Secretary (Nominating and Governance Committee Communication / Director Candidate Recommendation).

No such recommendations were received from stockholders with respect to the 2011 annual meeting and the election of directors. With regard to the 2012 annual meeting of stockholders, any such suggestion must be received by the Secretary of the Company no later than the date by which stockholder proposals for such annual meeting must be received as described above under the heading “When are stockholder proposals for the 2012 annual meeting of stockholders due?”

Diversity. Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our nominating and corporate governance committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees. Our nominating and corporate governance committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above and others that are considered useful by our nominating and corporate governance committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our nominating and corporate governance committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company's business and affairs.

Board Leadership Structure and Risk Oversight

Mr. Thomas serves as both Chairman of the Board and Chief Executive Officer of the Company. The Company does not have a lead director. Our Company's Corporate Governance Guidelines provide that our Board choose our Chairman of the Board and CEO in the way that it considers best for our Company. The Board believes that the current leadership structure is appropriate given Mr. Thomas' status as founder of the Company, his extensive executive and leadership experience, the size of the Company and the leadership roles of other executive officers and directors.

Our Board is actively involved in risk oversight, and the Board as a whole directly oversees strategic, operating, financial, and liquidity risks. Operational and strategic presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics. In addition, each of our Board committees considers risk within its area of responsibility. Management reviews specific critical accounting issues with the audit committee at certain of its meetings and considers the overall impact that those issues may have on our financial position and risk profile. In addition, the audit committee discusses legal and compliance matters and assesses the adequacy of our risk-related internal controls, which includes an annual review of our fraud risk assessment as part of its general oversight responsibility for the quality and integrity of our financial statements and accounting internal controls. Further, the compensation committee considers risk and structures our executive compensation programs so as to appropriately reward executives for managing our operations without taking undue risk. Our nominating and corporate governance committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

Compensation Committee Interlocks and Insider Participation

None of the individuals who served as members of the compensation committee in 2010 was or has been an officer or employee of our Company or engaged in transactions with our Company (other than in his capacity as director).

None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the compensation committee or a director of our Company.

Director Compensation

We pay our directors (other than directors that are employees of our Company) an annual cash retainer of $50,000. We also reimburse our directors for expenses incurred to attend meetings of our Board of Directors and its committees. Non-employee directors also participate in our Non-Employee Directors Restricted Stock Plan (“Non-Employee Director Plan”) described below.

The Non-Employee Director Plan provides for an initial grant of shares of restricted stock to each non-employee director for a number of shares of restricted stock having a value as near to $37,500 as of the date of grant as possible without exceeding the value, provided, however, that Messrs. Andrews, Fox and Hickox, who were each appointed to our Board of Directors upon the consummation of our initial public offering in October 2004, received a pre-determined 2,500 shares of restricted stock. The Non-Employee Director Plan also provides for an annual grant of shares of restricted stock to each non-employee director following each annual meeting of the stockholders. Each annual grant will be for a number of shares of restricted stock having a value as near to $15,000 as possible without exceeding the value. In 2010 and 2009, the Board of Directors approved a cash payment of $15,000 to each non-employee director in lieu of the annual restricted stock grant valued at $15,000, because of a lack of shares available under the Non-Employee Director Plan.

Notwithstanding the foregoing, a non-employee director receiving a restricted stock grant on, or within 90 days prior to, the date of an annual meeting of stockholders will not receive an annual grant with respect to that annual stockholders' meeting. Each initial restricted stock grant will vest following the second annual meeting of the stockholders following the grant, subject to a director's continued service. Each annual grant will vest following the first annual meeting of the stockholders following the grant. In the event of change in control of our Company, all restricted stock granted under the plan to our non-employee directors will become fully vested.

2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
R. Bruce Andrews	65,000	—	65,000
Edward D. Fox	65,000	—	65,000
John L. Goolsby	65,000	—	65,000
Winston H. Hickox	65,000	—	65,000

COMPENSATION DISCUSSION AND ANALYSIS FOR 2010

Our Compensation Committee

Our Company's compensation policies and practices are developed and implemented through the compensation committee of our Board of Directors. The committee's responsibility is to review and consider annually the performance of our NEOs in achieving both corporate and individual goals and objectives, and to assure that our Company's compensation policies and practices are competitive and effective in incentivizing management. Our NEOs consist of our Chief Executive Officer, two Co-Chief Operating Officers, two Executive Vice Presidents and our Chief Financial Officer and Secretary.

At various times, our compensation committee has retained CEL & Associates, Inc. (CEL & Associates), independent consultants with specialized expertise in compensation within the real estate industry, to prepare market reviews of our current total cash compensation (base salary and annual bonus) and total compensation (cash compensation plus the value of long-term incentive compensation) for our NEOs; and to provide recommendations for adjustments to our total compensation levels. CEL & Associates was not retained to prepare a market review of total compensation or provide recommendations for adjustments to total compensation for our NEOs during 2010.

Compensation committee activities in 2010 included:

•	reviewing guidelines and standards regarding our compensation practices and philosophy;

•	reviewing the elements and structure of total executive compensation;

•	evaluating the performance of our executive officers;

•	reviewing and approving the total compensation and benefits of our executive officers, including cash compensation and long-term incentive compensation; and

•	approving equity incentive plan awards.

The compensation committee held five meetings during the year ended December 31, 2010. The compensation committee believes that Mr. Thomas, given his knowledge of the duties, responsibilities and performance of our NEOs and our business, is an integral part of the compensation decision process. Mr. Thomas generally attends a portion of the compensation committee meetings, and provides his analysis and recommendations with respect to the compensation of the NEOs. The members of the compensation committee also meet in executive session during each meeting without the presence of Mr. Thomas or any of the other NEOs.

Philosophy of our Compensation Programs

Our executive compensation programs are intended to encourage a high level of performance, promote accountability and ensure that the interests of executives are appropriately aligned with the interests of our Company's stockholders by linking a substantial portion of executive compensation directly to the achievement of measurable performance goals for both the individuals and our Company as a whole.

We place significant focus on pay for performance. Individual performance of our executive officers is critical in our achievement of our corporate goals, and we seek to encourage and reward this performance. We establish annual corporate operating goals, as well as expected individual contributions. Annual bonus opportunities are based on a target percentage of base salary for each executive. Company performance objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. Bonuses are earned primarily based on the Company's performance measured against a set of pre-established strategic goals as well as an assessment of individual performance.

Objectives of Compensation Programs; Company Compensation Policies

The purpose of our compensation programs is to attract, motivate and retain employees who are capable of leading our Company effectively and continuing our growth. The compensation committee emphasizes long term equity incentives for our NEOs in addition to cash or annual incentives, as we believe this best aligns the interests of our NEOs with those of our stockholders. We focus on offering compensation programs that are flexible and take into consideration our Company's overall strategic advancement with respect to designated corporate goals as well as individual contributions during the relevant year. Additionally, the compensation committee believes it is important to examine compensation not just on an annual incremental market performance basis, but also on a multi-year methodology to provide long-term context to our compensation decisions.

Our Company has the advantage of a very stable management team, which we believe is a significant factor in our success, and is an indication of our success in recruiting the right executives and appropriately rewarding and incentivizing them. The commitment of our executives to our Company is a significant factor in this compensation analysis.

Total compensation levels are targeted to reflect the current practices of comparable companies in the real estate industry, particularly companies that own, manage, develop and redevelop office space in competitive geographic markets. In setting total compensation for our NEOs, the committee's general guideline is for compensation to be at or near the 75th percentile of executive compensation levels at what is determined to be the Company's peer group. Variations to this guideline may occur as a result of the experience level and longevity with the Company of the executive, the position of the executive and current market factors.

The group of companies that is considered by the compensation committee to be peers for purposes of evaluating compensation levels for the Company's named executives is:

BioMed Realty Trust, Inc.
CapLease, Inc.
Corporate Office Properties Trust
Cousins Properties Incorporated
Digital Realty Trust, Inc.
EastGroup Properties, Inc.
First Potomac Realty Trust
Franklin Street Properties Corporation
Highwoods Properties, Inc.
Investors Real Estate Trust
Kilroy Realty Corporation
Marcus Corporation
Mission West Properties, Inc.
MPG Office Trust, Inc.
Parkway Properties, Inc.
PS Business Parks, Inc.
St. Joe Company
Washington Real Estate Investment Trust
Winthrop Realty Trust

These peer group companies were recommended by CEL & Associates, using the criteria of asset quality and investment portfolio size comparable to the Company, and are viewed as directly competitive to the Company for capital, investment opportunities and talent.

The compensation committee retained CEL & Associates during 2008 to prepare a market review of total compensation. The compensation committee believed that the relationship of total compensation of the Company's NEOs to the compensation of similarly-titled executives at the peer group companies was reasonable, considering the experience and longevity with the Company of our NEOs, as well as market conditions at that time. The compensation committee determined that, based upon market conditions, it was not necessary to retain CEL & Associates to update this market review during during 2009 or 2010, and that the identified peer group of companies was still appropriate for comparative purposes.

Elements of Compensation

Each element of the Company's compensation program has been specifically chosen to reward, motivate and incentivize the executives of our Company. The elements of our compensation program are cash compensation, including cash salary and annual bonus and long term equity incentive compensation. Our Company's decisions regarding each element of compensation fit into our Company's overall objectives. Our compensation committee determines the amount for both total compensation and for each compensation element through discussions with our management, use of benchmarking data, past performance and future corporate and individual objectives.

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Cash salaries for our NEOs are intended to create a minimum level of compensation that is competitive with other comparable companies, depending on the prior experience and position of the executive. Annual cash bonuses are intended to motivate and reward executives for achievement of our corporate goals, and to recognize the individual contributions of our executives.

•
Our long-term equity incentive program is designed to further align the interests of our management and stockholders through the issuance of restricted stock and long-term incentive units to our executives, which will adjust in value as stockholder value changes. Both the restricted stock and the long-term incentive units are an important means to link the interests of management and our stockholders and to encourage management to adopt a long-term perspective.

Compensation for 2010 Performance

Cash salary. The base salary of each NEO is reviewed by the compensation committee on an annual basis and is subject to discretionary increases that generally are based on competitive, economic and other factors deemed relevant by the compensation committee. Each named executive's base salary was established for 2008 pursuant to a benchmarking study performed by CEL & Associates. In each case, base salary levels for the named executive officers except Mr. Thomas were established with a belief that the base salary compensation is competitive with that of comparable companies for executives of similar experience and responsibility. In evaluating base salaries for 2010, the compensation committee believed that, primarily because of the deterioration in real estate and capital market conditions during 2008 and 2009, the market rate of base salary levels at comparable companies would not increase for executives generally. Therefore, base salaries for 2010 for these executives remained the same as those for 2008 and 2009. Mr. Thomas elected to maintain his base salary at $120,000 for 2010, the same base salary as he has received since the Company's initial public offering in 2004.

Cash bonus. The maximum annual cash bonuses for each of the NEOs other than Mr. Thomas were set at 150% of the current base salary, which included a target bonus of 100% of the current base salary and an additional 50% of the current base salary available to be awarded for extraordinary performance, at the discretion of the compensation committee. The maximum annual cash bonuses for 2010, expressed as a percentage of base salary, for the NEOs were established by the compensation committee after consideration of each individual NEO's role and responsibilities with regard to the achievement of the Company's performance objectives as well as the potential absolute dollar amount to be awarded to each officer in arriving at the maximum annual cash bonus amounts.

 In awarding cash bonuses to the named executives other than Mr. Thomas, the compensation committee determined that no awards for extraordinary performance would be granted for 2010, therefore the target bonus of 100% of the executives' annual salaries would be considered for the cash bonus awards. Generally, approximately 40% of the maximum annual cash bonus for each NEO is determined based upon the achievement of the company's performance objectives. For 2010, the Company's performance objectives considered in the awarding of the cash bonuses for the named executives and the achievement of those objectives were:

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Achievement of positive cash flow from operating activities, excluding any property sales or financing transactions. Actual cash flow from operating activities, excluding any property sales or financing transactions was a loss of $543,000.

•
Achievement of total shareholder return of at least 12%, using the closing stock price as of December 31, 2009 as the starting price and the closing stock price as of December 31, 2010 as the ending price. The price of the Company's stock increased from $2.96 per share at December 31, 2009 to $4.22 per share at December 31, 2010, an increase of approximately 43%.

•
Achievement of stock price performance during the same period of at least the median stock price performance of a peer group of companies. The median stock price change of the peer group of companies for the year ended December 31, 2010 was an increase of 3.5%, compared with the Company's stock price increase of 43%.

Of the possible 40% of the cash bonus to be awarded based upon achievement of the Company's performance objectives, the committee awarded each of these executives 27% of their target bonus to reflect the partial achievement of the Company's performance objectives.

The committee then considered the individual contributions of each of the named executives other than Mr. Thomas in awarding to each of them up to the remaining 60% of their target bonus. Individual award amounts for each named executive officer varied because of differences in responsibilities and accomplishments toward the Company's goals, with an awareness of overall contribution to the Company and recommendations from the Chairman and Chief Executive Officer to the compensation committee. John Sischo, Co-Chief Operating Officer, led the Company's effort to refinance and extend the maturities of approximately $725 million of mortgage debt during 2010, along with the repayment at a discount of $259 million of debt on behalf of the Company and its partners. The committee awarded Mr. Sischo all of the remaining 60% of his target bonus. Paul Rutter, Co-Chief Operating Officer, and in his role as General Counsel, was instrumental in completing the refinancing of mortgage debt, the structuring and completion of the Commerce Square Partnership with Brandywine Realty Trust and the progress achieved on the Company's development and entitlement projects. The compensation committee awarded Mr. Rutter 51% of his target bonus. Randall Scott, Executive Vice President, was responsible for the Company's leasing and asset management programs, which increased occupancy of the portfolio by 0.4% during 2010, sales of 24 condominium units at Murano and the Company's program to increase sustainability across the portfolio and achieve LEED ratings for the properties. The compensation committee awarded Mr. Scott 53% of his target bonus. Thomas Ricci, Executive Vice President, was responsible for the pursuit of development entitlements at the Wilshire Grand, MetroStudio@Lankershim and Universal Village projects, as well as negotiating with potential buyers for various land parcels owned by the Company. The compensation committee awarded Mr. Ricci 40% of his target bonus. Diana Laing, Chief Financial Officer and Secretary, was responsible for the Company's internal and external financial reporting and forecasting, and for investor relations. The compensation committee awarded Ms. Laing 36% of her target bonus.

The maximum annual cash bonus for Mr. Thomas was set at 200% of the current base salary for Mr. Thomas, which included a target bonus of 100% of the current base salary and an additional 100% of the current base salary available to be awarded for extraordinary performance, at the discretion of the compensation committee. In awarding Mr. Thomas' 2010 bonus, the committee considered the fact that Mr. Thomas' total cash compensation, including base salary and bonus potential was well below total cash compensation for CEOs at other companies in the group of companies considered to be peers for purposes of evaluating compensation levels for the Company's executives. The compensation committee decided to grant Mr. Thomas a total bonus for 2010 of $825,000, representing 187% of his current base salary, plus an additional $600,600 in recognition of his leadership and accomplishments during 2010.

Long-term equity incentives. Our Company's long-term incentive program for its officers consists of restricted stock, incentive units, and stock option grants pursuant to our 2004 Equity Incentive Plan. To date, we have granted only incentive unit awards and restricted stock grants to our NEOs under the plan. These awards generally vest over a three to five year period to encourage employees to remain with the Company. In 2008, the compensation committee adopted a policy regarding equity grants, whereby future grants of equity awards to executive officers will be subject to both (i) a time vesting component as to 100% of the grant of not less than three years, and (ii) the achievement of a target annual total return of the Company's stock of 12% per annum as to 50% of the grant. The compensation committee has the discretion to determine the individuals who receive awards, and the terms and provisions of those awards. Through incentive unit awards, restricted stock grants and stock options, executives and employees receive significant equity as an incentive to assist our Company in building long-term stockholder value. The incentives are designed to increase focus on the Company's long-term performance through recognition of the key stockholder performance measure of total stockholder return, while remaining competitive in terms of total executive compensation compared with our peer group.

The compensation committee has granted equity incentive awards to Messrs. Ricci, Scott and Sischo and Ms. Laing in prior years, in keeping with its strategy to maintain total compensation levels at or near the 75th percentile of executive compensation levels at the Company's peer group, to encourage long-term retention of the executives, to further align the interests of our executives with those of the shareholders, and to reward share price appreciation over a multi-year period. No grants were made to Messrs. Ricci, Scott and Sischo and Ms. Laing in 2010. Mr. Rutter joined the Company in September 2008. His initial equity incentive grant was made at the commencement of his employment and no additional grant was made during 2010.

Perquisites and Other Elements of Compensation. We do not provide significant perquisites, or “perks” to our named executive officers. We do cover certain expenses that we believe are in furtherance of our business goals and involve activities that executives pursue to our benefit, or that are undertaken by an executive at our request.

Agreements Governing Compensation

The compensation committee desires to retain the Company's team of proven executives, and therefore has entered into long-term employment contracts with each of them. The employment agreement we have entered into with Mr. Rutter was effective as of September 1, 2008, and for a period of three years. The employment agreements of Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing were amended during 2008 to comply with Section 409A of the Internal Revenue Code as well as to extend their terms. The amended employment agreements we have entered into with Messrs. Ricci, Scott and Sischo and Ms. Laing were effective as of December 18, 2008, and for a period of five years. The amended employment agreement we have entered into with Mr. Thomas was effective as of December 18, 2008, and for a period of three years. However, each of these employment agreements provides for automatic one-year extensions at the termination date and at the annual anniversary thereof, unless either party provides at least 60 days' notice of non-renewal.

Each of our executives has also entered into a non-competition agreement with us. Under these agreements each executive has agreed, unless approval is given by our Board of Directors, not to engage in real estate activities competitive with us in any capacity, with certain exceptions for investments pre-dating the agreements. Each of these executives will be bound by his or her non-competition covenant for so long as he or she is employed by us or serves as a member of our Board of Directors and for a one-year period thereafter.

Post-Termination Compensation and Benefits

Termination events that trigger post-termination payments and benefits under executive employment agreements include:

Severance Generally. Each of our executive employment agreements provides that, if an executive's employment is terminated by us without cause or by the executive for good reason, the executive will be entitled to the following severance payments and benefits:

•
a lump-sum cash payment equal to two times the sum of his or her then-current annual base salary plus the average bonus over the prior three years, provided, however, that if less than one year remains in the term of his or her contract, the severance multiple will equal one;

•	a prorated annual bonus for the year in which the termination occurs, paid at the time when annual bonuses are paid to our other senior executives; and

•
health benefits for one year following the executive's termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to termination to the extent that the executive is eligible to receive benefits from a subsequent employer.

Following a Change in Control. Each employment agreement provides that, if the executive's employment is terminated by us without cause or by the executive for good reason within 180 days after a change in control or, in the case of Mr. Thomas, within 90 days after the change of control event for any reason, then the executive will receive the above benefits and payments as though the executive's employment was terminated without cause or for good reason, and all restricted stock and any other equity awards held by such executive will become fully vested. In addition, under the employment agreements, we have agreed to make additional payments to the executive if any amounts paid or payable to the executives would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the additional payments, which are intended to offset the impact of the excise tax.

Other Terminations (death, disability). The agreements also provide that the executive or his or her estate will be entitled to certain severance benefits in the event of his or her death or permanent disability. These benefits include a lump-sum cash payment equal to the executive's then-current annual base salary, paid within 60 days of the termination, plus a pro-rated annual bonus for the year in which death or disability occurs, paid at the time annual bonuses are paid to our other senior executives. In addition, the executive's eligible family members, and, in the case of disability, the executive, may receive health benefits for one year following death or disability, subject to termination if, in the case of termination for disability, the executive is re-employed and is eligible to receive benefits from a subsequent employer.

Stock Ownership/Retention Guidelines

We have not adopted stock ownership or equity retention guidelines for our executive officers. Our compensation committee and our Board of Directors have not deemed this to be necessary. Mr. Thomas holds a substantial ownership interest in our Company through shares of common stock and operating partnership units. In addition, Messrs. Ricci, Rutter, Scott and Sischo, and Ms. Laing receive a significant part of their annual compensation in the form of incentive units or restricted stock.

Tax and Regulatory Considerations

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The compensation committee's policy with respect to Section 162(m) is to try and preserve the deductibility of compensation payable to executive officers, although deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. Our executive employment agreements comply with Section 409A.

Compensation Committee Report

The compensation committee reviewed and discussed the compensation discussion and analysis set forth above as required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, recommended to the Board that the compensation discussion and analysis be included in this report and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

From the members of the compensation committee of the Board of Directors.

Winston H. Hickox (Chair)
R. Bruce Andrews
Edward D. Fox

Executive Compensation

The following table and accompanying notes disclose compensation to our Chief Executive Officer, Chief Financial Officer and our next four most highly compensated executive officers for all services rendered by them in all capacities to us during the fiscal year 2010. These individuals are referred to as “the named executive officers” or “NEOs” of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
James A. Thomas Chairman, President and Chief Executive Officer	2010	120,000	600,600	(3)	263,000	224,400	16,181	1,224,181
	2009	120,000	—		—	—	37,836	157,836
	2008	120,000	—		855,000	—	71,218	1,046,218
Diana M. Laing Chief Financial Officer and Secretary	2010	350,000	—		—	220,725	23,415	594,140
	2009	350,000	—		198,800	192,500	40,584	781,884
	2008	350,000	—		324,134	78,125	58,842	811,101
Thomas S. Ricci Executive Vice President	2010	375,000	—		—	251,250	23,415	649,665
	2009	375,000	—		273,350	225,000	61,242	934,592
	2008	375,000	—		324,134	91,150	95,760	886,044
Paul S. Rutter(4) Co-Chief Operating Officer and General Counsel	2010	375,000	—		—	292,000	16,963	683,963
	2009	375,000	—		—	225,000	26,311	626,311
	2008	125,000	—		1,015,850	62,500	10,381	1,213,731
Randall L. Scott Executive Vice President	2010	375,000	—		—	298,500	20,528	694,028
	2009	375,000	—		273,350	244,000	64,841	957,191
	2008	375,000	—		324,134	91,150	104,854	895,138
John R. Sischo Co-Chief Operating Officer	2010	375,000	—		—	325,000	23,415	723,415
	2009	375,000	—		273,350	262,500	60,563	971,413
	2008	375,000	—		324,134	91,150	88,960	879,244
___________________
(1) Restricted stock and incentive unit awards for the fiscal years ended December 31, 2010, 2009 and 2008 are presented at fair value, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718 (Compensation - Stock Compensation). Any estimated forfeitures were excluded from the determination of these amounts. Assumptions used in the calculation of these amounts are set forth in footnote 7 to our financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2011.

(2) All Other Compensation includes the following components:

Name	Year	401(k) Contributions ($)	Healthcare Premiums ($)	Dividends on Restricted Stock & Incentive Units ($)
James A. Thomas	2010	—	16,181	—
	2009	—	14,736	23,100
	2008	—	14,818	56,400
Diana M. Laing	2010	—	23,415	—
	2009	—	21,334	19,250
	2008	—	21,242	37,600
Thomas S. Ricci	2010	—	23,415	—
	2009	—	21,334	39,908
	2008	—	21,360	74,400
Paul S. Rutter(3)	2010	—	16,963	—
	2009	—	15,586	10,725
	2008	—	3,781	6,600
Randall L. Scott	2010	—	20,528	—
	2009	—	18,807	46,033
	2008	—	18,454	86,400
John R. Sischo	2010	—	23,415	—
	2009	—	21,334	39,229
	2008	—	21,360	67,600

(3) Represents a one-time discretionary cash bonus granted by the Compensation Committee in excess of Mr. Thomas' targeted maximum annual cash incentive award in recognition of his leadership and accomplishments in 2010.
(4) Mr. Rutter joined the Company on September 1, 2008.

2010 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards(2)
James A. Thomas	1/22/2010	—	100,000	263,000
Diana M. Laing	—	—	—	—
Thomas S. Ricci	—	—	—	—
Paul S. Rutter	—	—	—	—
Randall L. Scott	—	—	—	—
John R. Sischo	—	—	—	—
___________________

(1) Awards in this column relate to restricted stock granted on January 22, 2010 under the 2004 Equity Incentive Plan. The restricted stock vests over a two year period and is subject to market based performance measures as well as individual and Company goals. Grants of restricted stock include the right to receive cash dividends at the same rate as common stock. Shares of restricted stock have the same voting rights as shares of common stock.
(2) Restricted stock awards are presented at fair value to be consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date in accordance with FASB ASC Topic 718 (Compensation - Stock Compensation).

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

Name	Grant Date	Stock Awards
		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James A. Thomas	1/22/2010	100,000	(2)	422,000
	3/19/2008	100,000	(3)	422,000
Diana M. Laing	1/21/2009	72,000	(4)	303,840
	3/19/2008	13,334	(5)	56,269
Thomas S. Ricci	1/21/2009	99,000	(4)	417,780
	3/19/2008	13,334	(5)	56,269
Paul S. Rutter	9/17/2008	36,668	(6)	154,739
Randall L. Scott	1/21/2009	99,000	(4)	417,780
	3/19/2008	13,334	(5)	56,269
John R. Sischo	1/21/2009	99,000	(4)	417,780
	3/19/2008	13,334	(5)	56,269
_______________
(1) The market value of restricted stock is based upon the closing price of our common stock on the NASDAQ on December 31, 2010 of $4.22. For purposes of this table, it is assumed that one incentive unit represents the economic equivalent of one share of common stock.
(2) One half of the restricted stock granted on January 22, 2010 will vest over a two-year period on the anniversary of the grant date. There is one more year remaining.
(3) Restricted stock that vested on March 19, 2011, and therefore were not vested as of December 31, 2010.
(4) The restricted stock granted on January 21, 2009 vest over a one-year to five-year period and are subject to market based performance measures as well as individual and Company goals.
(5) Incentive units that vested on March 19, 2011, and therefore were not vested as of December 31, 2010.
(6) The incentive units granted on September 17, 2008 vest over a three-year to five-year period and are subject to market based performance measures as well as individual and Company goals.

STOCK VESTED DURING 2010 FISCAL YEAR

Name of Executive Officer	Stock Awards
	Number of Shares or Incentive Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
James A. Thomas	100,000	293,000
Diana M. Laing	32,444	95,141
Thomas S. Ricci	40,999	119,637
Paul S. Rutter	54,999	193,046
Randall L. Scott	40,999	119,637
John R. Sischo	40,999	119,637
_______________
(1) An individual, upon vesting of incentive units, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the market value of our common stock on the vesting date, assuming that one incentive unit represents the economic equivalent of one share of common stock. Ms. Laing vested in 24,444 incentive units, Messrs. Ricci, Scott and Sischo each vested in 29,999 incentive units, and Mr. Rutter vested in 54,999 incentive units during the year ended December 31, 2010. Our company has the option to redeem operating partnership units (i.e., vested incentive units) for cash or shares of common stock. Any cash redemption would be based on the cash value of our common stock at the date of redemption.
(2) Represents the number of shares of stock acquired upon vesting multiplied by the closing price of the Company's common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Employment Agreements and Noncompetition Agreements

In October 2004, we entered into employment agreements with each of Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing. Mr. Thomas serves as our President and Chief Executive Officer, Mr. Sischo serves as our Co-Chief Operating Officer, Messrs. Ricci and Scott serve as our Executive Vice Presidents, and Ms. Laing serves as our Chief Financial Officer and Secretary. These employment agreements require Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing to devote substantially all of their business time to the performance of their duties to us. The employment agreement with Mr. Thomas had a four-year term (expiring October 2009), and the employment agreements with each of our other original NEOs had three-year terms (expiring October 2007). Each employment agreement provides for automatic one-year extensions after expiration, unless either party provides at least 60 days' notice of non-renewal. We amended the executive employment agreements with each of Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing on December 18, 2008 in order to comply with Section 409A of the Internal Revenue Code. Additionally, Mr. Thomas' agreement was extended for an initial three-year term, and each of Messrs. Ricci, Scott and Sischo, and Ms. Laing's agreement were extended for an initial five-year term. In September 2008, we entered into an employment agreement with Mr. Rutter, who serves as the Co-Chief Operating Officer and General Counsel of the Company, for an initial three-year term.

The employment agreements generally provide for:

•
an annual base salary of $120,000 for Mr. Thomas, $375,000 for Mr. Ricci, $375,000 for Mr. Rutter, $375,000 for Mr. Scott, $375,000 for Mr. Sischo and $350,000 for Ms. Laing, subject to increase in accordance with our normal executive compensation practices;

•
eligibility for an annual cash performance bonus based on the satisfaction of performance goals to be established in the discretion of our compensation committee, with a maximum annual bonus for Mr. Thomas of 200% of his base salary (100% of base salary as the target bonus and the additional 100% for extraordinary performance), and a maximum annual bonus for each of the other NEOs of 150% of base salary (100% of base salary as the target bonus and the additional 50% for extraordinary performance); and

•	participation in other incentive, savings, retirement and other benefit plans available generally to our senior executives.

In addition, the employment agreements provide for certain post-termination compensation and benefits. Termination events that trigger post-termination payments and benefits under executive employment agreements include:

Severance Generally. Each of our executive employment agreements provides that, if an executive's employment is terminated by us without cause or by the executive for good reason, the executive will be entitled to the following severance payments and benefits:

•
a lump-sum cash payment equal to two times the sum of his or her then-current annual base salary plus the average bonus over the prior three years, provided, however, that if less than one year remains in the term of his or her contract, the severance multiple will equal one;

•	a prorated annual bonus for the year in which the termination occurs, paid at the time when annual bonuses are paid to our other senior executives; and

•
health benefits for one year following the executive's termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to termination to the extent that the executive is eligible to receive benefits from a subsequent employer.

Following a Change in Control. Each employment agreement provides that, if the executive's employment is terminated by us without cause or by the executive for good reason within 180 days after a change in control or, in the case of Mr. Thomas, within 90 days after the change of control event for any reason, then the executive will receive the above benefits and payments as though the executive's employment was terminated without cause or for good reason, and all restricted stock and any other equity awards held by such executive will become fully vested. In addition, under the employment agreements, we have agreed to make additional payments to the executive if any amounts paid or payable to the executives would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the additional payments, which are intended to offset the impact of the excise tax.

Other Terminations (death, disability). The agreements also provide that the executive or his or her estate will be entitled to certain severance benefits in the event of his or her death or permanent disability. These benefits include a lump-sum cash payment equal to the executive's then-current annual base salary, paid within 60 days of the termination, plus a pro-rated annual bonus for the year in which death or disability occurs, paid at the time annual bonuses are paid to our other senior executives. In addition, the executive's eligible family members, and, in the case of disability, the executive, may receive health benefits for one year following death or disability, subject to termination if, in the case of termination for disability, the executive is re-employed and is eligible to receive benefits from a subsequent employer.

Potential Payments Upon Termination

The amounts shown in the tables below assume that the noted triggering event occurred on December 31, 2010. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a named executive officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned and paid, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (without cause or following change-in-control)
As of Year Ended December 31, 2010(1)(2)(3)

Name of Executive Officer	Cash Payments ($)	Estimated value of continued health care benefits ($)(4)	Estimated value of accelerated incentive units and restricted stock awards ($)(5)	Value of Gross-up of I.R.C. excise tax resulting from Change-in-Control Payment ($)(6)	Total ($)
James A. Thomas(7)	2,075,000	17,478	843,000	1,070,299	4,005,777
Diana M. Laing(8)	1,288,675	25,782	360,109	625,718	2,300,284
Thomas S. Ricci(8)	1,405,297	25,782	474,049	738,024	2,643,152
Paul S. Rutter(8)	935,983	19,330	154,739	—	1,110,052
Randall L. Scott(8)	1,513,959	22,895	474,049	686,825	2,697,728
John R. Sischo(8)	1,566,915	25,782	474,049	813,624	2,880,370
_______________
(1) All references to annual base salary and annual cash performance bonus refer to the amounts described above under “Employment Agreements and Noncompetition Agreements.”
(2) If the executive's employment is terminated by the Company without cause, or by the executive for good reason, as defined in his or her executive employment agreement (as described above), the executive will be entitled to receive the compensation as shown in the table.
(3) If the executive's employment is terminated by the Company without cause, or by the executive for good reason, as defined in his or her executive employment agreement, in either case within one hundred eighty days (or 90 days in the case of Mr. Thomas) after a change of control, then the executive will be entitled to receive the amounts as shown in the table. In addition, in the event of such termination, all outstanding stock options, restricted stock, restricted incentive units, and other equity awards granted to the executive under any of the Company's equity incentive plans shall immediately become fully vested and exercisable. For Mr. Thomas, the amounts as shown in this table also reflect voluntary termination by Mr. Thomas for any reason on or within ninety days after the effective date of a change in control.
(4) The estimated value of continued health care benefits provided to the executive consists of the continuation of health care benefits for a period of one year, at least equal to that which would have been provided if the executive's employment had not been terminated or, at the Company's election, payment of the applicable COBRA premium for such coverage.
(5) Fair market value of accelerated vesting of restricted stock awards held by Ms. Laing and Messrs. Thomas, Ricci, Rutter, Scott and Sischo, and incentive unit awards held by Ms. Laing, and Messrs. Ricci, Rutter, Scott and Sischo.

(6) Under the executive employment agreements, we have agreed to reimburse any excise taxes imposed under Internal Revenue Code Section 280G.
(7) Cash payments to the executive consist of a pro-rated annual bonus paid at the time when annual bonuses are paid to the Company's other senior executives for the fiscal year of the Company in which the date of termination occurs and two lump sum payments consisting of: (i) the executive's earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination, and any annual bonus required to be paid to the executive for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid; and (ii) a severance payment in an amount equal to three times $1,250,000, (provided however that if less than one year remains in the employment period after the termination date, the severance multiple shall equal one).
(8) Cash payments to the executive consist of a pro-rated annual bonus paid at the time when annual bonuses are paid to the Company's other senior executives for the fiscal year of the Company in which the date of termination occurs and two lump sum payments consisting of: (i) the executive's earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination, and any annual bonus required to be paid to the executive for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid; and (ii) a severance payment in an amount equal to two times the sum of (x) the base salary in effect on the date of termination, plus (y) a lump sum equal to the average annual bonus received by the executive for the three prior complete fiscal years (provided however that if less than one year remains in the employment period after the termination date, the severance multiple shall equal one).

Potential Payments on Disability(1) or Death(2) As of Year Ended December 31, 2010

Name of Executive Officer	Cash Payments ($)	Estimated value of accelerated restricted stock ($)	Maximum value of continued benefits ($)	Total ($)
James A. Thomas	945,000	843,000	17,478	1,805,478
Diana M. Laing	611,108	360,109	25,782	996,999
Thomas S. Ricci	652,030	474,049	25,782	1,151,861
Paul S. Rutter	677,483	154,739	19,330	851,552
Randall L. Scott	716,526	474,049	22,895	1,213,470
John R. Sischo	739,482	474,049	25,782	1,239,313
_______________
(1) An executive's employment may be terminated, to the extent consistent with federal and state law, if the executive suffers a disability, which means the executive's inability, by reason of physical or mental illness, to fulfill his or her obligations for sixty consecutive days or for a total of one hundred twenty days in any twelve-month period, which in the reasonable opinion of an independent physician renders the executive unable to perform the essential functions of his or her job even after reasonable accommodations are made by the Company. In the event of termination due to disability, we will pay 100% of the executive's then current annual base salary and a pro-rated annual bonus for the fiscal year of the Company in which the termination occurs. We will also pay in cash within thirty days of the date of termination, the following: the executive's earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination, and any annual bonus required to be paid to the executive for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid. In addition, we will provide continued health care coverage for the executive and/or his or her qualified beneficiaries for a period up to one year.
(2) An executive's employment will terminate automatically upon death. In the event of termination due to death, we will pay 100% of the executive's then current annual base salary and a pro-rated annual bonus for the fiscal year of the Company in which the termination occurs. We will also pay in cash within thirty days of the date of termination, the following: the executive's earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination, and any annual bonus required to be paid to the executive for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid. In addition, we will provide continued health care coverage for the executive and/or his or her qualified beneficiaries for a period up to one year.

Report of the Audit Committee

This Report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.

During fiscal 2010, the audit committee met with both management and the Company's outside auditors, Ernst & Young LLP, to discuss financial management, accounting and internal controls. The audit committee has reviewed and discussed with management and Ernst & Young LLP the Company's audited consolidated financial statements for the year ended December 31, 2010 and the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K. The audit committee reviewed management's representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly represent, in all material respects, the financial condition and results of operations of the Company. Management advised the audit committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the audit committee. These reviews included discussions with Ernst & Young LLP of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) .

With respect to the Company's outside auditors, the audit committee, among other things, has received the written disclosures made to the audit committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP matters relating to its independence.

The audit committee has been updated periodically on management's process to assess the adequacy of the Company's internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of the Company's internal control over financial reporting. The audit committee has also discussed with Ernst & Young LLP the Company's internal control assessment process, management's assessment with respect thereto and Ernst & Young LLP's evaluation of the Company's internal control over financial reporting.

On the basis of these reviews and discussions, the audit committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Members of the audit committee:

R. Bruce Andrews
Edward D. Fox
John L. Goolsby
Winston H. Hickox

Related Party Transactions

We have entered into indemnity agreements with our directors and executive officers that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our bylaws.

Since January 1, 2010, we have not entered into any, nor are there any pending, transactions in which our directors or executive officers have a direct or indirect material interest.

Our audit committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. To identify any related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, with our interests. In addition, our audit committee determines, on an annual basis, which members of our Board of Directors meet the definition of independent director as defined in Rule 5605(a)(2) of NASDAQ's Marketplace Rules. Our audit committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Business Conduct, also available on our investor relations website, establishes the corporate standards of behavior for all our employees, officers, and directors.

Formation Transactions

Through a series of transactions related to our initial public offering in October 2004 and the consummation of various formation transactions, Mr. Thomas and others consolidated ownership of a portfolio of properties into our Company. In particular, Mr. Thomas and entities controlled by him, and each of Messrs. Ricci, Scott and Sischo, executive officers of our Company, entered into a master contribution agreement with our Company pursuant to which they contributed their direct and indirect interests in properties and other assets to our operating partnership in exchange for units. Each operating partnership unit issued in the formation transactions is paired with one share of limited voting stock. These paired units are each held by an entity controlled by Mr. Thomas. Mr. Thomas controls the voting of all shares of limited voting stock. During 2009, Messrs. Ricci, Scott and Sischo redeemed all of the operating partnership units that they held.

Description of Contribution Agreement, Tax Indemnity and Debt Guarantees

Concurrently with the completion of our initial public offering in October 2004, we entered into a partnership agreement with the limited partners of our operating partnership. Mr. Thomas holds operating partnership units through entities controlled by him. In addition, Messrs. Ricci, Rutter, Scott and Sischo, together with Ms. Laing, directly hold incentive units in the Company's operating partnership that are subject to vesting. Holders of operating partnership units under the partnership agreement have rights to cause our operating partnership to redeem their units for an amount of cash per unit equal to the then-current market value of one share of our common stock, or, at our election, to exchange their units for shares of our common stock on a one-for-one basis.

Our operating partnership has agreed that, without the consent of Mr. Thomas, it will not directly or indirectly sell, exchange or otherwise dispose of in a taxable transaction any of our interest in either One Commerce Square or Two Commerce Square prior to October 2013 (or up to October 2016 so long as Mr. Thomas and his related entities collectively retain at least 50% of the units received by them in the formation transactions). These two properties represented 14.8% of annualized rent for properties in which we hold an ownership interest as of December 31, 2010. These restrictions do not apply to the disposition of a Commerce Square property under certain circumstances, including a like kind exchange or involuntary conversion under the Internal Revenue Code, other tax deferred transactions, in the event of certain mergers or consolidations whereby our Company continues to hold properties subject to similar restrictions, or other transactions following a basis adjustment such that a contributor of the relevant property to our partnership would not be allocated taxable gain as a result of the transaction. During the same period these disposition restrictions apply, we agreed to use commercially reasonable efforts to maintain certain debt levels to provide the ability for Mr. Thomas and entities controlled by him to guarantee debt of $210 million, which includes $11 million of debt available for guarantee by Mr. Edward Fox, one of our non-employee directors, and by Mr. Richard Gilchrist, an individual formerly affiliated with Maguire Thomas Partners, one of our predecessor companies. Among other things, these debt guarantees allow the guarantors to include this debt in the tax basis of their unit holdings and defer the recognition of gain in connection with the formation transactions.

Registration Rights

We granted registration rights to those entities that received units as a result of the formation transactions undertaken in connection with our initial public offering in October 2004, and to those individuals receiving incentive units. These entities, all of which are directly or indirectly controlled by Mr. Thomas, have registration rights with respect to the shares of our common stock that may be acquired by them in connection with the exercise of redemption rights under our operating partnership agreement. Each of our executive officers, consisting of Messrs. Ricci, Rutter, Scott and Sischo, and Ms. Laing, has registration rights with respect to operating partnership units received upon conversion of vested incentive units. These registration rights will require us to seek to register the shares of our common stock acquired upon redemption of units.

Use of Aircraft owned by Mr. Thomas

Mr. Thomas is generally reimbursed for the use of his aircraft by him or other Company employees for Company business. In 2010, we did not reimburse Mr. Thomas for use of his aircraft for Company business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial owners of more than 10% of outstanding shares of our common stock to file reports of holdings and transactions in the Company's stock with the SEC by certain deadlines. Based on our records and other information, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers for the year ended December 31, 2010 were timely met, except that: (1) Mr. Thomas was delinquent in reporting a grant of restricted stock shares he received on January 22, 2010, which was reported on a Form 4 filed on February 11, 2010; (2) Mr. Sischo was delinquent in reporting his sale of common stock on September 15, 2010, which was reported on a Form 4 filed on September 21, 2010.

Proposal 4: Proposal to Ratify the Appointment of the Independent Certified Accountants of the Company for the Fiscal Year Ending December 31, 2011

What are we asking you to approve?

Ernst & Young LLP has been selected by the Board, upon recommendation of the audit committee, to audit the consolidated financial statements of the Company for the year ending December 31, 2011. We are asking you to ratify this engagement. It is expected that one or more representatives of Ernst & Young LLP will attend the annual meeting, with the opportunity to make a statement if they should so desire and will be available to respond to appropriate questions.

What does the Board of Directors recommend with respect to Proposal 4?

The Board recommends a vote FOR the ratification of the appointment of the independent auditors of the Company.

What vote is required for this proposal?

The affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or represented by proxy and entitled to vote on this Proposal 4 is required to approve this Proposal 4. Under Delaware law, in determining whether this Proposal 4 has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against this proposal and broker non-votes will not be counted for purposes of this proposal.

What fees have been paid to accountants for the fiscal years ending December 31, 2010 and 2009?

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP for professional services rendered on behalf of the Company and its subsidiaries and its predecessor, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands):

	2010	2009
Audit Fees	$1,088,000	$1,273,950
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,088,000	$1,273,950

Audit Fees

Consists of fees billed for professional services rendered for the audits of the Company's annual financial statements, reviews of the financial statements included in the Company's quarterly reports, audits of certain expenses for operating properties, stand-alone audits of subsidiaries and audit of internal controls over financial reporting in 2010 and 2009.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee pre-approves, and did pre-approve all audit and permissible non-audit services provided by Ernst & Young LLP during 2010. These services may include audit services, audit-related services, and other services.

Other Matters

The management of the Company does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the recommendation of the Board or, if no recommendation is given, in the discretion of the persons acting under the proxies.

Annual Report

The Company's annual report for the year ended December 31, 2010 on Form 10-K is enclosed with this proxy statement. Stockholders are referred to the report for financial and other information about the Company.

By Order of the Board of Directors

Diana M. Laing
Chief Financial Officer and Secretary
Los Angeles, California
April 26 2011

APPENDIX A

THOMAS PROPERTIES GROUP, INC.
AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Committee is to oversee (a) the accounting and financial reporting processes of Thomas Properties Group, Inc. (the "Company") and (b) the audits of the financial statements of the Company.

Composition of the Committee

Size. The size of the Committee shall be determined by the Board of Directors, but it must always have at least three members.

Qualifications.

1
Independence. Each Committee member shall meet the independence criteria of (a) the listing requirements of the National Association of Securities Dealers, Inc. ("NASD"), as such requirements are interpreted by the Board of Directors in its business judgment and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission ("SEC"), including Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the NASD.

2
Preparation of Financial Statements. No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to the proposed appointment of such member to the Committee.

3
Financial Expertise. Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of the Committee shall have prior experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication. The Board of Directors shall determine, in its business judgment, whether at least one member has such financial sophistication. The designation or identification of a person as having such financial sophistication shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification or (b) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

4
Compensation Guidelines. Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD. Permitted compensation includes (a) director's fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a committee of the Board of Directors) and/or (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service.

Appointment. The Board of Directors will appoint the members and the Chairman of the Committee based on nominations made by the Company's Nominations Committee. Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Duties and Responsibilities of the Committee

The Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's interim financial statements.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In performing its responsibilities, the Committee shall:

1
Retain the Independent Auditors. The Committee has the sole authority to (a) retain and terminate the Company's independent auditors, (b) approve all audit engagement fees, terms and services and (c) approve any non-audit engagements with the Company's independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD. The Committee may delegate the authority to grant any pre-approvals of non-audit engagements required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

2
Review and Discuss the Independence of the Auditors. In connection with the retention of the Company's independent auditors, the Committee is to, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, including Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (c) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the auditor. In connection with the Committee's evaluation of the auditors' independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company's audit engagement team.

3
Set Hiring Policies. The Committee is to set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

4
Review and Discuss the Audit Plan. The Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing.

5
Review and Discuss Conduct of the Audit. The Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit, as well as any audit problems or difficulties and management's response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management and (c) significant issues discussed with the independent auditors' national office. The Committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

6
Review and Discuss Financial Statements and Disclosures. The Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (b) the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

7
Review and Discuss Earnings Press Releases. The Committee is to review and discuss earnings and other financial press releases (including any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

8
Review and Discuss Internal Audit Plans. The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing.

9
Review and Discuss Internal Audit Reports. The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

10
Review and Discuss the Systems of Internal Accounting Controls. The Committee is to review and discuss with the independent auditors, the senior internal auditing executive, the Company's general counsel (if the Company has a general counsel) and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs, the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel, and the Company's policies and compliance procedures with respect to business practices which shall include (a) the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and (b) a review with the independent auditors of their opinion on the effectiveness of management's assessment of internal controls over financial reporting and the independent auditor's analysis of matters requiring modification to management's certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

11
Review and Discuss the Recommendations of Independent Auditors. The Committee is to review and discuss with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

12
Review and Discuss the Audit Results. The Committee is to review and discuss with the independent auditors (a) the report of their annual audit, or proposed report of their annual audit, (b) the accompanying management letter, if any, (c) the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 100 and (d) the reports of the results of such other examinations outside of the course of the independent auditors' normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and, as appropriate, a review of (a) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and (ii) the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13
Obtain Assurances under Section 10A(b) of the Exchange Act. The Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

14
Discuss Risk Management Policies. The Committee is to discuss guidelines and policies with respect to risk assessment and risk management to assess and manage the Company's exposure to risk. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

15
Obtain Reports Regarding Conformity With Legal Requirements and the Company's Code of Conduct. The Committee is to periodically obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct. The Committee is to review and discuss reports and disclosures of insider and affiliated party transactions. The Committee should advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

16	Approve Related Party Transactions. The Committee is to approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

17
Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Committee is to establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

18
Discuss With Compliance Officer and Counsel Matters Regarding Financial Statements or Compliance Policies. The Committee should discuss with the Company's compliance officer and legal counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

19
Review and Discuss Other Matters. The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

20
Board Reports. The Committee should report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate, but in no event less than once a year. Such report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

21
Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

Meetings of the Committee

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chairman of the Committee shall, in consultation with the other members of the Committee, the Company's independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

The Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with the Company's management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believes should be discussed privately.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company's independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Report

The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report to be included in the Company's annual proxy statement.

Annual Review

At least annually, the Committee will (a) review this Charter with the Board and recommend any changes to the Board and (b) evaluate its own performance against the requirements of this Charter and report the results of this evaluation to the Board. The evaluation will include establishment of the goals and objectives of the Committee for the upcoming year. The Committee will conduct its review and evaluation in such manner as it deems appropriate.

☒
Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Eastern Time, on May 25, 2011.

Vote by Internet * Log on to the Internet and go to www.envisionreports.com/tpgi * Follow the steps outlined on the secured website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Vote by telephone
* Call toll free 1-800-652-VOTE (8683) within the
      USA, US territories & Canada any time on a touch
      tone telephone. There is NO CHARGE to you for
      the call.

 * Follow the instructions provided by the recorded
      message.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A
Proposals - Each proposal below has been proposed by the Company. The Board of Directors recommends a vote “FOR” each of the nominees for Director in proposal 1, "FOR" proposal 2, "3 Yrs" for proposal 3 and "FOR" proposal 4 as described in the proxy statement.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - James A. Thomas*	☐	☐	02 - R. Bruce Andrews*	☐	☐	03 - Edward D. Fox*	☐	☐
04 - John L. Goolsby*	☐	☐	05 - Winston H. Hickox*	☐	☐	06 - Randall L. Scott*	☐	☐
07 - John R. Sischo*	☐	☐	* Each for a one-year term expiring at the 2012 Annual Meeting of Stockholders.

	For	Against	Abstain		3 Yrs	2 Yrs	1 Yr	Abstain
2. Advisory vote on the compensation of the named executive officers as described in the accompanying proxy statement.	☐	☐	☐	3. Advisory vote on the frequency of the advisory vote on the compensation of the named executive officers.	☐	☐	☐	☐
	For	Against	Abstain
4. Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2010.	☐	☐	☐	5. To consider and act on such other business that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

B	Non-Voting Items
Change of Address - Please print your new address below.		Comments - Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

IMPORTANT: Please DATE and SIGN this proxy where indicated below. Please sign exactly as name appears on the records of the Company. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title as such.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - THOMAS PROPERTIES GROUP, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 25, 2011
TIME:	10:00 AM
PLACE:	California Club
538 South Flower Street
Los Angeles, CA 90071

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, as record owner of the shares of Thomas Properties Group, Inc. (the “Company”) described on the reverse side, hereby appoints Diana M. Laing and Robert D. Morgan, and each of them, as proxies of the undersigned with the full power of substitution, to represent and to attend the 2011 annual meeting of stockholders (the “2011 Annual Meeting”) to be held on Wednesday, May 25, 2011, at 10:00 a.m., local time, at the California Club, 538 South Flower Street, in Los Angeles, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTORS AND “FOR” THE OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.